Exhibit 10.36

CRG Finance AG

LOAN ASSIGNMENT AGREEMENT

THIS LOAN ASSIGNMENT AGREEMENT, dated as of date set forth on the signature page hereof, by and between CRG Finance AG (the “Assignor”), the assignee named on the signature page hereto (the “Assignee”) and Gold Hills Mining, Ltd. (the “Company”). The Assignor, the Assignee and the Company are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Assignor has made certain loans to the Company;

WHEREAS, the Assignor now desires to assign to the Assignee, and the Assignee desires to acquire from the Assignor the Assigned Interest (as defined herein) in certain loans made by the Assignor to the Company as described below (the “Loans”) and as governed by those documents described below (the “Loan Documents”); and

WHEREAS, the Company has agreed to issue to the Assignee a new note representing the Assigned Interest, in the form attached hereto as Exhibit A (the “Note”), upon the Assignor’s surrender of any and all Loan Documents representing rights therein or thereto.

NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

I.          Definitions.

A.        Assigned Interest: Any and all rights, claims (including “claims” within the meaning of Section 101(5) of the Bankruptcy Code) and causes of action of the Assignor against the Company from or in connection with the Loans or the Loan Documents including without limitation: (i) all principal of and interest (whether heretofore or hereafter accrued) on the Loans and all other amounts paid or payable to the Assignor from time to time under the Loan Documents from and after the Effective Date (as defined herein); (ii) any and all payments and property received by or distributions to the Assignor from and after the Effective Date (whether for principal, accrued and unpaid interest, fees or otherwise); (iii) all collateral and security of any kind for or in respect of the foregoing as provided for in the Loan Documents and applicable law; and (iv) all proceeds of any kind of the foregoing.

B.        Assumed Obligations: The obligations of the Assignor under the Loan Documents, in respect of the Assigned Interest, solely and to the extent arising on and after the Effective Time (as defined herein).

Loan Assignment Agreement

C.        Loan Documents: The Note and all other documents and agreements under which the Assigned Interest or any part thereof has been created and all material documents and agreements relating thereto, and all amendments, waivers and consents thereto.

D.        Person: Any person, entity, regulatory body or governmental authority.

E.         Proceeds: All proceeds of any kind of the Assigned Interest.

F.         Retained Obligations: The obligations of the Assignor under the Loan Documents, in respect of the Assigned Interest, solely and to the extent arising before the Effective Time.

II.        Assignment.

A.        Assignment. Effective upon receipt of the Acquisition Consideration (the “Effective Time”), the Assignor hereby irrevocably sells, transfers, assigns, grants and conveys the Assigned Interest to the Assignee; and the Assignee hereby assumes the Assumed Obligations; and the Assignee from the Effective Time shall be entitled to collect and receive the Assigned Interest and all Proceeds and to exercise and enforce all rights with respect to the Assigned Interest.  The Company shall issue to the Assignee a Note in the Form of Exhibit B attached hereto, reflecting the Assigned Interest, upon the Assignor’s surrender to the Company of all Loan Documents and rights thereunder in connection with such Assigned Interest, together with such additional rights thereto as the Company shall deem necessary and advisable.

B.        Consideration. In consideration of the assignment of the Assigned Interest, the Assignee shall deliver to the Assignor the consideration for acquisition of the Assigned Interest as set forth on the signature page below (the “Acquisition Consideration”) on or before close of business on the deadline set forth below, with time being of the essence with respect thereto.

III.       Assignor's Representations. The Assignor hereby represents and warrants to the Assignee and its successors and assigns as of the Effective Time that:

A.        The Assignor has full power and authority to assign the Assigned Interest and to enter into and perform this Agreement, and such assignment and this Agreement have been duly authorized, are legal, valid and binding and enforceable against the Assignor, and are not in contravention of any law, order or agreement by which the Assignor is bound.

Loan Assignment Agreement

B.        The Assignor has made no prior assignment, hypothecation, pledge, conveyance, participation or other sale or transfer of the Assigned Interest or of any interest therein. The Assignor is the sole legal and beneficial owner of the Assigned Interest and has good title thereto, free and clear of all liens, claims and encumbrances of any kind.

C.        No consents, notices, filings, approvals or authorizations are required to be made to or with or received from any person, entity, or governmental body for the sale hereunder and consummation of the transactions contemplated by this Agreement.

D.        The Assignor is a sophisticated investor with respect to the Assigned Interest, has adequate information concerning the business and financial condition of the Borrower to make an informed decision regarding the Assigned Interest, and has independently, without reliance on the Assignee and based on such information as it deemed appropriate, made its own analysis and decision to enter into this Agreement.

IV.       Assignee's Representations. The Assignee hereby represents and warrants to the Assignor and its successors and assigns, that:

A.        The Assignee has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has obtained all consents and approvals, and, to the best of its knowledge, made all registrations required in connection herewith.

B.        This Agreement and any documents to be executed and delivered in connection herewith have been duly authorized by the Assignee, are valid and enforceable against the Assignee in accordance with their terms and are not in contravention of any law, rule, regulation or agreement by which the Assignee is bound.

C.        The Assignee has made such examination, review and investigation of facts and circumstances necessary to evaluate the Assigned Interest as it has deemed necessary or appropriate.

D.        The Assignee has made its credit determination and analysis based upon such information as the Assignee deems sufficient to enter into this Agreement and not based on any statements or representations by the Assignor except as expressly set forth herein.

E.         The sale of the Assigned Interest hereunder is made without recourse, representation or warranty of any kind, except as expressly set forth in this Agreement.

F.         The Assignee is a sophisticated investor with respect to the Assigned Interest, has adequate information concerning the business and financial condition of the Borrower to make an informed decision regarding the Assigned Interest, and has independently, without reliance upon the Assignor and based on such information as it deemed appropriate, made its own analysis and decision to enter into this Agreement, the

Loan Assignment Agreement

Assignee acknowledges that the Assignor has advised the Assignee that Borrower is in default under the Loan Documents and the Loans are due and owing.

V.        Company’s Representations. The Company hereby represents and warrants to the Assignee and its successors and assigns as of the Effective Time that:

A.        The Company has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has obtained all consents and approvals, and, to the best of its knowledge, made all registrations required in connection herewith.

B.        This Agreement and any documents to be executed and delivered in connection herewith have been duly authorized by the Company, are valid and enforceable against the Company in accordance with their terms and are not in contravention of any law, rule, regulation or agreement by which the Company is bound.

            C.        Upon the Assignor’s surrender to the Company of the Loan Documents described in Schedule A hereto and any rights represented thereby, the Company shall issue to the Assignee the Note.

VI.       Acknowledgments.  The Parties acknowledge, represent and warrant to each other that neither Party has made any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and the assignment and transfer of the Assigned Interest by the Assignor to the Assignee is irrevocable.

VII.     Payment and Delivery by Assignor of Any Proceeds. Subject to the occurrence of the Effective Time, the Assignor agrees to use commercially reasonable efforts to have any or all Proceeds paid or delivered after the Effective Time to be paid or delivered directly to the Assignee; in the event that the Assignor nevertheless receives any Proceeds after the Effective Time: (a) the Assignor agrees to accept the same on behalf of the Assignee, and to pay or deliver the same within two (2) business day to the Assignee in the same form received, with the endorsement of the Assignor, without cost to the Assignee, recourse or deduction in any manner, when necessary or appropriate; and (b) the Assignor shall have no legal, equitable or beneficial interest in such Proceeds.

VIII.    Indemnities.

A.        The Assignor agrees to indemnify, defend and hold (i) the Assignee and its officers, directors, employees, agents, partners and controlling persons and their successors, assigns (collectively, the “Assignee Indemnitees”) and (ii) the Company and its officers, directors, employees, agents, partners and controlling persons and their successors, assigns (collectively, the “Company Indemnitees”) harmless from and against any and all expenses, losses, claims, damages and liabilities which are incurred by or threatened against the Assignee Indemnitees, the Company Indemnitees, or any of them,

Loan Assignment Agreement

including without limitation attorneys' fees and expenses, caused by, or in any way resulting from or relating to: (i) the Assignor's breach of any of the representations, warranties, covenants or agreements of the Assignor set forth in this Agreement and (ii) the Retained Obligations.

B.        The Assignee agrees to indemnify, defend and hold each of (i) the Assignor and its officers, directors, employees, agents, partners and controlling persons (collectively, the “Assignor Indemnitees”) and (ii) the Company Indemnitees harmless from and against any and all expenses, losses, claims, damages and liabilities which are incurred by or threatened against the Assignor Indemnitees and the Company Indemnitees or any of them, including without limitation reasonable attorneys' fees and expenses, caused by, or in any way resulting from or relating to: (i) the Assignee's breach of any of the representations, warranties, covenants or agreement of the Assignee set forth in this Agreement and (ii) the Assumed Obligations.

C.        The Company agrees to indemnify, defend and hold each of (i) the Assignor Indemnitees, and (ii) the Assignee Indemnitees harmless from and against any and all expenses, losses, claims, damages and liabilities which are incurred by or threatened against the Assignor Indemnitees and the Assignee Indemnitees or any of them, including without limitation reasonable attorneys' fees and expenses, caused by, or in any way resulting from or relating to the Company’s breach of any of the representations, warranties, covenants or agreement of the Company set forth in this Agreement.

IX.       Costs and Fees. Except as otherwise expressly provided for herein, each Party shall bear its own costs and expenses, including but not limited to attorneys' fees and expenses, in connection with the closing of the transactions contemplated hereby.

X.        Filings and Further Assurances. Each of the Parties hereto agrees, at its own cost and expense, to execute and deliver, or to cause to be executed and delivered, all such instruments (including all necessary endorsements) and to take all such action as the other Party may reasonably request in order to (i) effectuate the intent and purposes of, and to carry out the terms of this Agreement, and (ii) further effect the transfer of legal, beneficial and record ownership of the Assigned Interest to the Assignee.

XI.       Integration. This Agreement constitutes the complete agreement of the Parties with respect to the subject matters referred to herein and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto, all of which have become merged and finally integrated into this Agreement. This Agreement cannot be amended, modified or supplemented except by an instrument in writing executed by both Parties.

XII.     Notices and Deliveries. Notices shall be given by certified or registered mail or personally or by courier at the addresses to be provided to each of Assignor and Assignee under separate cover as of even date herewith.  Any and all Payments and deliveries of Proceeds shall be made in accordance with instructions of Assignee.

Loan Assignment Agreement

XIII.    Miscellaneous. The terms of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. All representations and warranties made herein shall survive the execution and delivery of this Agreement. This Agreement may be executed in counterparts or by facsimile signature, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws provisions thereof. Each party to this Agreement hereby irrevocably consents to the jurisdiction of the United States Court for the Southern District of New York and the Supreme Court of the State of New York, County of New York in any action to enforce, interpret or construe any provision of this Agreement or of any other agreement or document delivered in connection with this Agreement, and also hereby irrevocably waives any defense of improper venue, forum non conveniens or lack of personal jurisdiction to any such action brought in those courts. Each Party further irrevocably agrees that any action to enforce, interpret or construe any provision of this Agreement will be brought only in one of those courts.

[SIGNATURE PAGE TO FOLLOW]

Loan Assignment Agreement

Acquisition Consideration:

IN WITNESS WHEREOF, the undersigned have executed and delivered this Loan Assignment Agreement as of this ______ day of _________________.

THE ASSIGNOR: CRG FINANCE AG

By:

Name:

Title:

THE COMPANY: GOLD HILLS MINING, LTD.

By:

Name:

Title:

THE ASSIGNEE:

By:

Name:

Title:

Loan Assignment Agreement

Schedule A

ASSIGNOR: CRG FINANCE AG

COMPANY: GOLD HILLS MINING, LTD.

ASSIGNEE:

LOAN AMOUNT:

DESCRIPTION OF LOAN DOCUMENTS:

NOTE TO BE DELIVERED BY COMPANY:

ACQUISITION CONSIDERATION:

Loan Assignment Agreement

Form of Information for Notices

To Assignor:

Notices:

Payments (If Applicable):

Bank Name:
City/State:
ABA#:
Account Name:
Account Number:
Re:

To Assignee:

Notices:

To Company:

Notices: To Company Address of Record, as set forth on the status page of the Company maintained on website of the U.S. Securities & Exchange Commission at: www.sec.gov

Loan Assignment Agreement

Exhibit A

Form of Note

[Attached]